CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of the following funds of Goldman Sachs Trust: Financial Square Prime Obligations Fund, Financial Square Money Market Fund, Financial Square Treasury Obligations Fund, Financial Square Treasury Instruments Fund, Financial Square Government Fund, Financial Square Federal Fund, Financial Square Tax-Free Money Market Fund, Institutional Liquid Assets Prime Obligations Portfolio, Institutional Liquid Assets Money Market Portfolio, Institutional Liquid Assets Government Portfolio, Institutional Liquid Assets Treasury Obligations Portfolio, Institutional Liquid Assets Treasury Instruments Portfolio, Institutional Liquid Assets Federal Portfolio, Institutional Liquid Assets Tax-Exempt Diversified Portfolio, Institutional Liquid Assets Tax-Exempt California Portfolio and Institutional Liquid Assets Tax-Exempt New York Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings ‘‘Financial Highlights,’’ ‘‘Independent Accountants’’ and ‘‘Financial Statements’’ in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 12, 2002